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              (Rothgerber, Appel, Powers & Johnson LLP Letterhead)





                                  EXHIBIT 5.1


                                     (Date)



Board of Directors
Ribozyme Pharmaceuticals, Inc.
2950 Wilderness Place
Boulder, Colorado 80301

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "Company") of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), relating to a best efforts placement of up to 1,400,000 shares of the Company's Common Stock (the "Common Stock").

In connection with this opinion, we have reviewed (i) the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and the originals or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below and (ii) assumed that the shares of the Common Stock will be sold at a price and upon terms established by the Pricing Committee of the Board of Directors of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.
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We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               ROTHGERBER, APPEL, POWERS & JOHNSON LLP


                               /s/ Herbert H. Davis III
                               ------------------------------------------------
                               Herbert H. Davis III

HHD/clw
enclosure